Exhibit 10.6

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into as of February 27, 2025 (the “Effective Date”), by and between NextNav, Inc., a Delaware corporation (“NextNav”), NextNav, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of NextNav (the “Employer”), and James Black (the “Employee”), a resident of the State of Virginia. Unless the context indicates otherwise, references in this Agreement to the “Company” shall include NextNav and its subsidiaries and affiliates, including without limitation the Employer.

1.       Position; At-Will Employment. During the Term of this Agreement, Employee will serve the Company as its Senior Vice President and General Counsel (the “Position”). Employee will report to the Company’s Chief Executive Officer (“CEO”). The Company and Employee understand and agree that Employee is employed at-will, and either the Company or Employee can terminate their employment relationship at any time, for any reason or no reason, with or without cause.

2.       Duties. Employee shall serve the Company in such capacities and with such duties and responsibilities consistent with the Position, or as may from time to time reasonably be assigned to Employee by the CEO or the CEO’s designee. Employee will comply with and be bound by the Company's written policies and procedures, in effect during Employee’s employment. The Company shall retain full direction and control of the means and methods by which Employee performs the above duties and of the place(s) at which such duties are to be rendered.

3.       Exclusive Service. During the Term of this Agreement, Employee shall devote Employee’s full business time and efforts, subject to vacation and other permitted absences, exclusively to Employee’s employment with the Company and shall apply all of Employee’s skill and experience to the performance of Employee’s duties and advancing the Company’s interests in accordance with Employee’s experience and skills; provided, however, that Employee may engage in charitable, civic, fraternal, trade association, or other activities that (i) are not directly or indirectly competitive with the business of the Company, (ii) do not adversely interfere with Employee’s obligations to the Company, or (iii) do not constitute an actual or potential conflict of interest with the Company.

4.       Compensation and Benefits.

a.       Base Salary. During the initial two years of employment, the Employer shall pay to Employee a salary at the gross rate of three hundred sixty thousand dollars ($360,000) per annum. After the first two years, Employee's base salary shall be subject to adjustment, as determined by the Board of Directors of NextNav (the "Board") or the Compensation Committee of the Board (the "Committee"), in their sole discretion. Employee's base salary, as may be in effect from time to time, is referred to herein as "Base Salary." The Base Salary shall be payable as earned in accordance with the Employer's regular payroll schedule for salaried employees as in effect from time to time.

b.       Discretionary Target Bonus. For the period beginning on Employee’s Start Date and each calendar year thereafter, Employee will be eligible to earn an annual incentive bonus in accordance with the program adopted by the Board or the Committee (the “Annual Bonus”). Employee’s Annual Bonus for calendar year 2025 shall not be prorated based on Employee’s start date but shall be payable based on a full calendar year. Employee’s target Annual Bonus shall be equal to forty percent (40%) of Employee’s Base Salary (the “Target Bonus”), subject to and based on the achievement of Company and personal performance goals established by the CEO and authorized and approved by the Board or the Committee; provided that, depending on results, Employee’s actual Annual Bonus may be higher or lower than the Target Bonus, as determined by the CEO and authorized and approved by the Board or the Committee, in their sole discretion. The Annual Bonus, if and to the extent earned, will be paid in the first quarter of the calendar year following the applicable performance year. Employee’s active employment during the entire applicable performance year and on the date of the payment of the Annual Bonus are both conditions precedent to Employee’s entitlement to earn the Annual Bonus. If Employee does not fulfill these conditions precedent or, in the sole judgment of the Board or the Committee, has not met the Company and personal performance goals, Employee will not have earned an Annual Bonus or any portion thereof for that particular calendar year.

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c.       Equity. In connection with Employee’s employment hereunder, the Board or the Committee has determined to award to Employee the following grants, subject to the terms of NextNav’s 2021 Omnibus Incentive Plan (“the Plan”). No right to any equity grant is earned or accrued until such time as vesting occurs, and equity grants do not confer any right to continued vesting or employment:

i.       As of the Start Date, equity grants will be made to Employee with an aggregate value of One-Million Five-Hundred Thousand dollars ($1,500,000) divided in value between NextNav restricted stock units (“RSU”) with a grant value equal to Seven-Hundred Fifty Thousand dollars ($750,000) and a grant of NextNav stock options (“Options”) with a grant value of Seven-Hundred Fifty Thousand dollars ($750,000). In each case the conversion of the grant value into the amount of RSUs and Options will be calculated using a trailing twenty (20) day average of Company stock price from the grant date, consistent with grant calculations made for other similarly situated employees, and otherwise be in accordance with the terms of the Plan. Employee’s Option exercise price shall be priced at one hundred and ten (110%) of the trailing twenty (20) day average of the Company stock price from the grant date. 1/4 of the RSUs and Options shall vest twelve (12) months from the grant date, and subject to Employee’s continued employment with the Company, the remaining 3/4 of the RSUs and options shall continue vesting in equal installments of 1/12 per quarter over the subsequent three years.

ii.       Subject to the Board or Committee authorization and approval (which approval shall not be unreasonably withheld), in the first quarter of 2026, Employee will be eligible for an annual long-term incentive grant valued at Seven- Hundred Fifty Thousand dollars ($750,000) divided equally in value between NextNav RSUs and Options. As to each of these grants, 1/4 shall vest on the one- year anniversary of the grant date and the remaining 3/4 of the grant shall vest in equal installments of 1/12 per quarter thereafter. In each case the conversion of the grant value into RSUs and Options will be calculated using a trailing twenty (20) day average of Company stock price from the grant date, consistent with grant calculations made for other similarly situated employees, and otherwise be in accordance with the terms of the Plan. Employee’s Option exercise price shall be priced at one hundred and ten (110%) of the training twenty (20) day average of the Company stock price from the grant date. Thereafter, annual equity grant amounts will be subject to the authorization and approval of the Board or Committee in their sole discretion. Such annual long-term incentive equity grants shall vest over a four- year period, consistent with grant calculations made for other similarly situated employees, and each in the form previously approved by the Board or Committee in connection with the Plan, a form of each of which has been provided to Employee.

d.       Benefits; Paid Time Off. During his employment, Employee will be eligible to participate in the Company's employee benefit plans applicable to similarly situated employees of the Company, as in effect from time to time, in accordance with the rules established for individual participation (or, as applicable, participation by spouse, domestic partner and/or family) in any such plan and applicable law. Employee will be eligible for paid time off in accordance with applicable law and the Company's policies in effect from time to time. Employee will also be eligible for paid holidays as the Company generally provides to similarly situated employees. However, nothing in this Agreement shall, in any way, require the Company to establish any such benefits or continue to maintain any such benefits programs or plans, or limit the Company from making any blanket amendments, changes, or modifications to the eligibility requirements or any other provisions of any employee benefit plan or benefit, and Employee's participation in or entitlement under such plans and benefits shall at all times be subject in all respects thereto.

e.       Expense Reimbursement. Upon presentation of verifiable invoices and/or other documentation as may be requested by the Employer, and subject to the Company’s expense reimbursement policies, the Employer shall reimburse Employee for the reasonable and necessary costs and expenses that Employee incurs in connection with the performance of Employee’s duties and employment obligations, and for activities and events related to the business of the Company.

5.       Proprietary Rights. Simultaneously with execution of this Agreement, Employee shall execute an At-Will Employment, Confidential Information, and Invention Assignment Agreement (the “Confidentiality Agreement”) with the Company in the form attached hereto as Exhibit A. The Confidentiality Agreement is a condition of Employee’s employment, and shall survive termination of Employee’s employment, regardless of the reason for such termination.

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6.       Termination.

a.       “Cause” Defined. For purposes of this Agreement, “Cause” shall mean: (a) Employee's ongoing deliberate refusal to perform, or ongoing gross negligence in performing, Employee's lawful duties or responsibilities (other than a failure resulting from Employee's death or Disability, as defined below) upon direction of the CEO, the Board, or an appropriate designee of either the CEO or the Board; (b) Employee's engaging in any act of fraud or misrepresentation involving the Company or its assets (c) Employee's engaging in sexual misconduct or harassment or similar behavior in Employee's personal or professional capacity; (d) Employee's knowing, reckless, or grossly negligent violation of any federal or state law or regulation applicable to the Company's business; (e) Employee's material or willful breach of any term of the Confidentiality Agreement or this Agreement; (f) Employee's being convicted of, or entering a plea of nolo contendere to, any felony or any misdemeanor involving material acts of moral turpitude, embezzlement, theft, or other similar act; (g) Employee's material breach or violation of any written Company policy or procedure or Employee’s violation of his duty of loyalty or fiduciary duty to the Company; (h) Employee's engaging in gross misconduct or gross negligence; or (i) where the Company reasonably believes that Employee engaged in conduct which would cause the Company to suffer material disrepute or reputational harm or otherwise be materially injurious to the Company; provided, however, that if the reason for termination of Employee's employment for Cause is pursuant to subsections (a), (e), (g), or (h) above and the Board or CEO reasonably believes that the reason(s) for termination are capable of being cured, Employee shall be provided with up to 15 days to cure the events alleged to constitute Cause (during which 15-day period Employee’s active employment may be suspended).

b.       “Disability” Defined. For purposes of this Agreement, “Disability” shall mean Employee is unable to perform the essential functions of Employee's position, with or without reasonable accommodation, due to a medically determined mental or physical impairment that continues for at least 90 consecutive days or 120 days in any consecutive 365 day period. Employee further agrees that providing a leave of absence beyond the Disability period as a form of disability accommodation under state or federal law would not be a reasonable accommodation and would cause undue hardship for the Company in light of Employee's Position.

c.       “Good Reason” Defined. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without Employee's consent: (a) a material reduction in Employee's total compensation (including, but not limited to, the Target Bonus opportunity), provided that such reduction is not part of a Company-wide reduction applicable to the Employee’s team, other Executives at a level commensurate with the Employee’s, or Company-wide (and not including any instance where Employee is not awarded an Annual Bonus or the Annual Bonus Employee is awarded is less than the Target Bonus as determined by the Board or the Committee); (b) a material and adverse reduction in Employee's authority, duty, or responsibilities (for the avoidance of doubt, if Employee no longer reports to the CEO, it shall be considered a material and adverse reduction in Employee’s authority); or (c) a material change in geographic location at which Employee must perform services, which for this purpose shall mean a relocation of Employee's principal office of employment to more than fifty (50) miles from Employee's current location; or (d) a material breach of this Agreement by the Company or its successor. An event shall only qualify as a "Good Reason" if: (i) Employee provides the Company written notice of the claimed event of Good Reason within ninety (90) days of the later to occur of (i) the date that such event first occurs or (ii) Employee becomes aware or should have become aware of such event (such notice shall describe in detail the basis and underlying facts supporting Employee's belief that a Good Reason event has occurred); and (ii) the Company does not cure such claimed event of Good Reason within thirty (30) days of receipt of written notice from Employee. If Employee does not terminate employment for Good Reason within thirty (30) days of Company’s receipt of such notice, then Employee will be deemed to have waived the right to terminate for Good Reason with respect to such Good Reason event.

d.       “Change in Control” Defined. For purposes of this Agreement, “Change in Control” shall have the same meaning ascribed thereto in the Company’s 2021 Omnibus Incentive Plan (as it has been or may be amended and/or restated from time to time and any successor plan thereto) (the “Incentive Plan”).

7.       Effect of Termination.

a.       Termination by the Company for Cause, Resignation by Employee Without Good Reason. Within the first two years of employment of Employee, in the event of: (a) a termination by the Company for Cause during the Term; or (b) resignation by Employee without Good Reason, the Company shall pay to Employee or Employee’s heirs (in the event of death or incapacity), the compensation and benefits otherwise payable to Employee under Section 4 hereof earned through the Termination Date and any expense reimbursements due and owing to Employee which were incurred prior to the Termination Date (“Accrued Compensation”). Employee’s rights under the Company’s benefit plans shall be determined under the provisions of those plans. Employee shall not receive any other payments or severance of any kind.

b.       Termination due to Death or Disability. In the event of Employee’s death or Disability, the Company shall pay Employee or Employee's heirs (in the event of death or incapacity) the Accrued Compensation.

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c.       Termination by Company without Cause or Employee’s Resignation for Good Reason. Within the first two years of employment of Employee, if Employee’s employment is terminated by the Company without Cause (other than on account of Employee’s death or Disability) or due to Employee’s resignation for Good Reason, then the Company shall provide Employee with the following benefits:

i.                The Company shall pay the Employee the Accrued Compensation;

ii.        Conditioned upon and in exchange for Employee signing, not revoking a Separation and General Release Agreement in a form to be provided by the Company and containing such terms and conditions as are generally customary under the circumstances (including a release of claims, and nondisparagement and confidentiality provisions) (the “General Release”), and such General Release becoming effective within sixty (60) days following the Termination Date (such 60- day period, the “General Release Execution Period”):

1.       Pay to Employee a lump sum payment, less applicable required withholdings and deductions, equal to twelve (12) months of Employee’s then-current Base Salary (ignoring any decrease in Base Salary that may have formed the basis for Good Reason), which shall be payable on the next regular payroll date of the Company following the sixtieth (60th) day following the Termination Date; provided that, in no event shall such payment occur later than March 15th of the calendar year following the calendar year in which the Termination Date occurs;

2.       Pay to Employee any earned but unpaid Annual Bonus with respect to any completed calendar year immediately preceding the Termination Date (such earned amount determined without regard to the requirement of Employee being employed on the date of payment), which shall be paid on the otherwise applicable payment date for such Annual Bonus, and the pro-rated portion of the Target Bonus for the year in which such termination has occurred assuming Employee has worked for more than nine months during that year.

3.       If Employee elects and is eligible for continued coverage under COBRA for himself and his covered dependents under the Company's group health plans following such termination employment, then the Company will pay the COBRA premiums necessary to continue Employee's health insurance coverage in effect for himself and his eligible dependents on the Termination Date, as and when due to the insurance carrier or COBRA administrator (as applicable), through the earlier to occur of the expiration of the twelve (12)-month period following his Termination Date, the date Employee becomes eligible for coverage under another employer's group health plan, or the cessation of Employee's eligibility for the continuation coverage under COBRA. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums, the Company, in its sole discretion, may elect instead to pay Employee on the first day of each month of the applicable period, a fully taxable cash payment equal to such portion of the COBRA premiums for that month, subject to applicable tax withholdings. If Employee becomes eligible for coverage under another employer's group health plan or otherwise ceases to be eligible for COBRA during the period provided in this clause, Employee must immediately notify the Company of such event (in no event later than 5 business days before Employee begins employment with his new employer), and all payments and obligations under this clause will cease; and

4.       All of Employee’s then outstanding, unvested equity-based awards subject solely to time-based vesting, that would have become vested (but for such termination) during the twelve (12)-month period beginning on the Termination Date, shall vest as of the date immediately prior to the Termination Date.

d.       Change in Control. Notwithstanding any other provision contained herein and without duplication of Section 8(c), if Employee’s employment is terminated by the Company without Cause (other than on account of Employee’s death or Disability), due to Employee’s resignation for Good Reason in each case within the period beginning on the date the Company enters into a definitive agreement that if consummated would result in a Change in Control and ending on the twelve (12) month anniversary of such Change in Control (as defined by the Incentive Plan in effect at the time of entry into such definitive agreement), then the Company shall provide Employee with the following benefits:

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i.       The Company shall pay Employee the Accrued Compensation;

ii.       Conditioned upon and in exchange for Employee signing, not revoking, and complying with the terms of the General Release within the General Release Execution Period:

1.       Pay to Employee a lump sum payment, less applicable required withholdings and deductions, equal to one hundred fifty (150%) of the sum of (i) then current Employee’s Base Salary and (B) Employee’s Target Bonus for the year in which the Termination Date occurs (ignoring any decrease in Base Salary of Target Bonus that may have formed the basis for Good Reason), which shall be payable on the next regular payroll date of the Company following the sixtieth (60th) day following the Termination Date; provided that, in no event shall such payment occur later than March 15th of the calendar year following the calendatr year in which the Termination Date occurs;

2.       Pay to Employee any earned but unpaid Annual Bonus with respect to any completed calendar year immediately preceding the Termination Date (such earned amount determined without regard to the requirement of Employee being employed on the date of payment), which shall be paid on the otherwise applicable payment date for such Annual Bonus;

3.       If Employee elects and is eligible for continued coverage under COBRA for himself and his covered dependents under the Company's group health plans following such termination employment, then the Company will pay the COBRA premiums necessary to continue Employee's health insurance coverage in effect for himself and his eligible dependents on the Termination Date, as and when due to the insurance carrier or COBRA administrator (as applicable), through the earlier to occur of the expiration of the twelve (12)-month period following his Termination Date, the date Employee becomes eligible for coverage under another employer's group health plan, or the cessation of Employee's eligibility for the continuation coverage under COBRA. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums, the Company, in its sole discretion, may elect instead to pay Employee on the first day of each month of the applicable period, a fully taxable cash payment equal to such portion of the COBRA premiums for that month, subject to applicable tax withholdings. If Employee becomes eligible for coverage under another employer's group health plan or otherwise ceases to be eligible for COBRA during the period provided in this clause, Employee must immediately notify the Company of such event (in no event later than 5 business days before Employee begins employment with his new employer), and all payments and obligations under this clause will cease; and

4.       All of Employee’s then outstanding, unvested equity-based awards subject solely to time-based vesting, that would have become vested (but for such. termination) during the twelve (12)-month period beginning on the Termination Date, shall vest as of the date immediately prior to the Termination Date.

e.       Severance Limitations. Employee shall not receive any other payments or severance of any kind, except as expressly set forth in this Agreement.

f.       Resignation as Officer or Director. Upon termination of employment for any reason, Employee shall resign immediately from each position that Employee then holds as an officer or director of the Company or any affiliate, or related entity thereof (if any).

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8.       Miscellaneous.

a.       Arbitration. The Company and Employee agree that all claims, complaints, controversies, grievances, or disputes that arise out of or relate in any way to the parties’ relationship, this Agreement, or the termination of the parties’ relationship, whether based on contract, tort, statutory, or any other legal theory, shall be submitted to mandatory, binding arbitration before a single, neutral arbitrator who is licensed to practice law in the state in which the arbitration is convened (the “Arbitrator”). The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq., as amended, and shall be administered by JAMS in accordance with its then-current Employment Arbitration Rules and Procedures. The Rules are available online at https://www.jamsadr.com. If the JAMS Employment Arbitration Rules and Procedures are inconsistent with the terms of this Agreement, the terms of this Agreement shall govern. The Arbitration shall be convened in Fairfax County, Virginia. The Arbitrator will have the authority to award legal fees and costs of the arbitration to the same extent permitted under applicable law.

i.       Waiver of Trial by Jury. The parties understand and fully agree that by agreeing to arbitrate, they are giving up their constitutional right to a trial by jury, as well as their rights of appeal following the rendering of a decision, except as the Federal Arbitration Act and applicable federal law provide for judicial review of arbitration proceedings.

ii.       Covered Claims. This Section 9(a) covers all claims under federal, state or local law arising out of or relating to Employee’s application for employment with the Company, any offer of employment made by the Company, Employee’s employment by the Company, the breach of this or any other employment agreement, the termination of Employee’s employment with the Company, or any other aspect of Employee’s relationship with the Company, including claims that do not relate to Employee’s employment with the Company, claims that Employee may have against the Company or the Company’s subsidiaries, parents, affiliates, successors, or predecessors and their respective officers, directors, supervisors, managers, employees, or agents in their capacity as such or otherwise, and claims that the Company may have against Employee. The claims covered by this Section 9(a) (the “Covered Claims”) include, but are not limited to, claims for breach of any contract or covenant (express or implied), tort claims, claims for wrongful termination (constructive or actual) in violation of public policy, claims for discrimination, harassment, or retaliation, claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, including, but not limited to, all claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, and Employee Retirement Income Security Act. The parties specifically agree that the Covered Claims include claims under the Fair Labor Standards Act and other federal, state, or local laws governing wages, hours and working conditions, including, but not limited to, claims for overtime, unpaid wages, paid or unpaid leave, and meal period and rest break violations.

iii.       Claims Not Covered. Claims for workers’ compensation benefits, unemployment compensation benefits, or any other claims that, as a matter of law, the parties hereto cannot agree to arbitrate are not subject to, and are excluded from, this Section 9(a). Nothing in this Section 9(a) shall be interpreted to prohibit or preclude the filing of complaints with the Equal Employment Opportunity Commission, or the National Labor Relations Board, or a similar state or local agency. Moreover, and in accordance with 9 U.S.C. §§ 401-402, at the election of an employee on behalf of himself or herself or as a named representative of a class or collective action, this Section 9(a) shall not be valid or enforceable with respect to a case which is filed under federal, tribal, or state law and relates to a “sexual assault dispute” or “sexual harassment dispute” (as those terms are defined in 9 U.S.C. § 401). Employee agrees that, to the fullest extent permitted by applicable law, all Covered Claims, other than those provided in this paragraph, are subject to mandatory arbitration under this Agreement, even if such claims are included in the same lawsuit with claims that are excepted from this Agreement.

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iv.       Waiver of Class, Representative, and Collective Action Claims. Except as otherwise required by law, Employee and the Company expressly intend and agree that (i) class, representative, and collective action procedures shall neither be asserted nor apply in any arbitration conducted pursuant to this Agreement; (ii) each party will not assert class, representative, or collective action claims against the other in arbitration or otherwise; and (iii) Employee and the Company shall only submit their own, individual claims in arbitration and will not seek to represent the interests of any other person.

v.       Substantive Law. All Covered Claims shall be submitted to arbitration within the applicable statute of limitations period for the assertion of such claims in a court proceeding under applicable law, and shall otherwise be deemed to barred and waived if not submitted to arbitration within the applicable statute of limitations. The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, or enforceability of this arbitration agreement. The Arbitrator shall conduct and preside over an arbitration hearing of reasonable length, to be determined by the Arbitrator. The Arbitrator shall provide the Parties with a written decision explaining his or her findings and conclusions. The Arbitrator's decision shall be final and binding upon the Parties.

vi.       Other Provisions. Either party may bring an action in court to compel arbitration under this Agreement and to confirm, vacate, or enforce an arbitration award. This Section 9(a) shall not limit either party’s ability to seek injunctive relief, either in accordance with Section (c) or to otherwise preserve the status quo pending arbitration. The Company shall be responsible for all costs unique to the arbitration process. Otherwise, each party shall be responsible for paying its own costs for the arbitration, including but not limited to attorneys' fees and costs. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees and costs, or if there is a written agreement providing for attorneys' fees and costs, the Arbitrator (or if applicable, the court) may award reasonable attorneys' fees and costs to the prevailing party. Any dispute as to the reasonableness of any fee or cost shall be resolved by the Arbitrator. This Section 9(a) shall survive the termination of Employee's employment. It may only be revoked or modified in a writing that specifically states the intent to revoke or modify the arbitration provisions of the Agreement and that is signed by both Employee and the Company.

b.       Severability. In the event that any provision of this Agreement is found to be unenforceable or inoperative as a matter of law by an arbitrator (or, if applicable, a court of competent jurisdiction), the remaining Sections, portions, or provisions shall remain in full force and effect.

c.       Remedies.

i.       Injunctive Relief. Employee acknowledges and agrees that Employee is providing special, unique, unusual, extraordinary, and intellectual services, which gives this Agreement a peculiar value to the Company, including substantial goodwill associated with the services Employee is providing under this Agreement ("Unique Services"), and that the loss of the Unique Services, whether to a competitor or otherwise, cannot be reasonably or adequately compensated for by damages in an action at law. Employee further acknowledges and agrees that a breach or threatened breach by Employee of this Agreement may cause irreparable injury to the Company. Notwithstanding Section 9(a), Employee therefore agrees that, in addition to any other right or remedy the Company may have, the Company shall be entitled to seek specific performance and/or to seek a temporary restraining order and to seek a preliminary and permanent injunction enjoining or restraining the breach or threatened breach of this Agreement, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security. The Company may also seek injunctive relief to prevent the disclosure of confidential, proprietary or trade secret information. Similarly, Employee may seek injunctive relief to enjoin or restrain the breach or threatened breach of the Agreement.

ii.       Other Relief. The availability of specific performance or injunctive relief for the material breach or threatened material breach by Employee or the Company of this Agreement shall in no way limit or otherwise affect the availability of other remedies to either party, including monetary damages, for injuries sustained that specific performance or an injunction will not remedy.

d.       Waiver. All waivers hereunder shall be in writing. No waiver by any party of any breach of anticipated breach of any provision of this Agreement by the other party shall be deemed a waiver of any other contemporaneous, preceding, or succeeding breach or anticipated breach, whether or not similar.

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e.       Assignment. The Company may, in its discretion, assign its rights and/or delegate its obligations under this Agreement to any successor of the Company, whether by operation of law, agreement or otherwise (including, without limitation, to any person who acquires all or a substantial portion of the business of the Company or any of its subsidiaries, whether direct or indirect and whether structured as a stock sale, asset sale, merger, recapitalization, consolidation or other transaction), and in connection with any such assignment or delegation of its obligations hereunder, shall be released from such obligations hereunder. This Agreement may not be assigned by Employee. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Employee, the Company, and their respective successors and assigns.

f.       Entire Agreement. This Agreement (together with the Exhibits attached hereto) and the other agreements referenced herein constitute the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior agreements, representations, and understandings of the parties pertaining to such subject matter. The Exhibits attached hereto as incorporated herein by reference and made a part hereof.

g.       Amendment. This Agreement may not be amended, supplemented, canceled, or discharged except by written instrument executed by the parties.

h.       Notices. Unless otherwise specified in this Agreement, all notices, demands, elections, requests, or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by hand, by facsimile, by e-mail, by registered or certified mail, return receipt requested, bearing proper postage, or by a recognized overnight courier service providing confirmation of delivery, addressed as follows:

If to the Company:              NextNav Inc.

11911 Freedom Dr., Ste. 200

Reston, VA 20190 Attention: CEO

Currently:

In each case, with a copy (which shall not constitute notice) to:

Arnold & Porter Kaye Scholer LLP Three Embarcadero Ctr., 10th Floor

San Francisco, CA 94111-4024

Attention: Dipanwita Deb Amar

Currently:

If to Employee, at the address on file with the Company.

Each party shall have the right to designate another address or change an address by written notice to the other parties in the manner prescribed herein. All notices given pursuant to this Section 9(h) shall be deemed to have been given: (a) if delivered by hand on the date of delivery or on the date delivery was refused by the addressee; (b) if by registered or certified mail, three (3) business days after deposit in the United States mail in the manner set forth above; (c) if delivered by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the courier service confirms that acceptance of delivery was refused by the addressee); or (d) if delivered by facsimile or email, on the date of such facsimile or e-mail transmission as set forth in a facsimile log or the body of such e-mail transmission, as applicable.

i.       Interpretation. The section headings used in this Agreement are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any party hereto because that party drafted or caused that party’s legal representative to draft any of its provisions. References in this Agreement to amounts of money expressed in dollars are references to United States dollars. As used herein, “person” means an individual or entity.

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j.       Counterparts. This Agreement may be executed in counterparts and by facsimile or e-mail with scan attachment, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

k.       Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to its conflict of laws provisions.

l.       Advice of Counsel. Employee acknowledges that Employee has been advised to seek independent legal counsel for advice regarding the effect of the terms and provisions hereof, and Employee agrees that Employee has obtained or waived the right to obtains such advice of independent legal counsel to the extent Employee has deemed necessary.

m.       Conditions to Employment. Employee shall provide the Company with such proof of Employee’s United States citizenship or authorization to work in the United States as required by law. Employee represents that Employee is under no contractual or other restriction inconsistent with the intention and provisions of this Agreement, the performance of Employee’s duties hereunder, or the rights of the Company under this Agreement.

n.       Application of Section 280G. If any of the payments or benefits received or to be received by Employee (including, without limitation, any payment or benefits received in connection with a Change in Control or Employee’s termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, or otherwise) (all such payments collectively referred to herein as the “280G Payment”) constitute “parachute payments” within the meaning of Section 280G of the Code, and the regulations promulgated thereunder and will be subject to the excise tax imposed under Code Section 4999 (the “Excise Tax”), then the 280G Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (a) the largest portion of the 280G Payment that would result in no portion of the 280G Payment being subject to the Excise Tax, or (b) the largest portion of the 280G Payment, up to and including the total 280G Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes and the Excise Tax (all computed at the highest applicable marginal rate), results in Employee’s receipt, on an after-tax basis, of the greater amount of the 280G Payment, notwithstanding that all or some portion of the 280G Payment may be subject to the Excise Tax. In making the determination described above, the Company, in its sole and absolute discretion, shall make a reasonable determination of the value to be assigned to any restrictive covenants in effect for Employee, and the amount of the 280G Payment shall be reduced by the value of those restrictive covenants to the extent consistent with Code Section 280G. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the 280G Payment equals the Reduced Amount, the amounts payable or benefits to be provided to Employee shall be reduced such that the economic loss to Employee as a result of the “parachute payment” elimination is minimized. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Code Section 409A and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero. All determinations to be made under this Section shall be made by an independent accounting firm, consulting firm or other independent service provider selected by the Company immediately prior to the Change in Control (the “Firm”), which shall provide its determinations and any supporting calculations both to the Company and Employee within ten (10) days of the Change in Control. Any such determination by the Firm shall be binding upon the Company and Employee. All of the fees and expenses of the Firm in performing the determinations referred to in this Section shall be borne solely by the Company.

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o.       Compliance with Section 409A.

i.       It is intended that compensation paid and benefits delivered to Employee pursuant to this Agreement shall be either paid in compliance with, or exempt from, Code Section 409A ("Section 409A") so as not to subject Employee to payment of interest or any tax under Section 409A, and this Agreement shall be construed, interpreted and administered accordingly. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. Employee's right to receive any installment payment pursuant to this Agreement (if any) shall be treated as a right to receive a series of separate and distinct payments for purposes of Section 409A. Any payment to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, in the event this Agreement or any compensation paid or benefits delivered to Employee hereunder is deemed to be subject to Section 409A, the Company shall adopt such conforming amendments as the Company deems necessary, in its reasonable discretion, to comply with Section 409A and avoid the imposition of taxes under Section 409A. In no event shall the Company, the Board, the Compensation Committee of the Board, any employee of the Company, or any adviser of any of the foregoing be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

ii.       Notwithstanding any provision in the Agreement to the contrary, if any payment or benefit provided to Employee in connection with Employee's termination of employment is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A and Employee is determined to be a "specified employee" (as defined in Section 409A), then such payment or benefit shall not be paid until the first payroll date following the six-month anniversary of the Termination Date or, if earlier, the first payroll date following Employee's death (the "Specified Employee Payment Date"). The aggregate of any payments that would otherwise be paid before the Specified Employee Payment Date shall be paid, without interest, in a lump sum on the Specified Employee Payment Date, and thereafter any remaining payments, if any, shall be paid without delay in accordance with their original schedule.

iii.       Notwithstanding any provision in the Agreement to the contrary, the reimbursement of expenses or in-kind benefits provided pursuant to this Agreement shall be subject to the following conditions: (i) the expenses eligible for reimbursement or in-kind benefits in one taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits in any other taxable year; (ii) the reimbursement of eligible expenses or in-kind benefits shall be made promptly, subject to the Company's applicable policies, but in no event later than the end of the year after the year in which such expense was incurred; and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company, the Employer, and Employee have executed this Agreement as of the date first above written.

NextNav Inc.
Dated:	2/27/2025	By:	/s/ Susan Insley
		Name:	Susan Insley
		Title:	Chief People Officer

NextNav LLC.
Dated:	2/27/2025	By:	/s/ Susan Insley
		Name:	Susan Insley
		Title:	Chief People Officer

Dated:	2/27/2025	By:	/s/ James Black
James Black (“Employee”)

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EXHIBIT A

NEXTNAV INC. AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, AND INVENTION ASSIGNMENT AGREEMENT

As a condition of my employment with NextNav, LLC, a Delaware limited liability company and an indirectly, wholly-owned subsidiary of NextNav, Inc., its subsidiaries, affiliates, successors, or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following provisions of this NextNav Inc. At-Will Employment, Confidential Information, and Invention Assignment Agreement (this “Agreement”):

1)       At-Will Employment.

I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED TERM AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OR CEO OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE. I FURTHER ACKNOWLEDGE THAT THE COMPANY MAY MODIFY JOB TITLES, SALARIES, AND BENEFITS FROM TIME TO TIME AS IT DEEMS NECESSARY.

2)       Confidential Information.

a)      Company Information. I agree that during and after my employment with the Company, I will hold in the strictest confidence, and will not use (except for the benefit of the Company during my employment) or disclose to any person, firm, or corporation (without written authorization of the President, CEO, or the Board of Directors of the Company) any Company Confidential Information. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and, furthermore that unauthorized use or disclosure of Company Confidential Information during or after my employment with the Company may also result in legal action being taken against me by the Company. I understand that “Company Confidential Information” means any non-public information that relates to the actual or anticipated business, research or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets therefore, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information; provided, however, Company Confidential Information does not include any of the foregoing items to the extent the same have become publicly known and made generally available through no wrongful act of mine or of others. I understand that nothing in this Agreement is intended to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.

b)      Former Employer Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer or other person or entity. I further agree that I will not bring onto the premises of the Company or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such employer, person, or entity unless consented to in writing by both the Company and such employer, person, or entity. I understand that my unauthorized use or disclosure of such information of a former or concurrent employer during my employment with the Company may lead to disciplinary action, up to and including immediate termination and, furthermore that unauthorized use or disclosure of such information during or after my employment with the Company may also result in legal action being taken against me by the Company.

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c)      Third Party Information. I recognize that the Company may have received and in the future may receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”), their confidential or proprietary information (“Associated Third Party Confidential Information”). By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter to hold in the strictest confidence, and not to use or to disclose to any person, firm, or corporation, any Associated Third Party Confidential Information, except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I further agree to comply with any and all Company policies and guidelines that may be adopted from time to time regarding Associated Third Parties and Associated Third Party Confidential Information. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information or violation of any Company policies during my employment may lead to disciplinary action, up to and including immediate termination and, furthermore that unauthorized use or disclosure of Associated Third Party Confidential Information during or after my employment with the Company may also result in legal action being taken against me by the Company.

d)      Defend Trade Secrets Act. I acknowledge that pursuant to the Defend Trade Secrets Act (18 U.S.C. § 1833(b)), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

3)       Inventions.

a)      Inventions Retained and Licensed. I have attached hereto as Exhibit A, a list describing all inventions, discoveries, original works of authorship, developments, improvements, and trade secrets, whether or not patentable or registrable under patent, copyright, or similar laws, that were conceived in whole or in part by me prior to my employment with the Company and to which I have any right, title, or interest, and which relate to the Company’s proposed business, products, or research and development (“Prior Inventions”); or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that if any Prior Inventions are included on Exhibit A, they will not materially affect my ability to perform all obligations under this Agreement. If, in the course of my employment with the Company, I incorporate into or use in connection with any product, process, service, technology, or other work by or on behalf of the Company any Prior Invention, I hereby grant to the Company a non- exclusive, royalty-free, fully paid-up, irrevocable, perpetual, transferable, worldwide license, with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Invention without restriction, including, without limitation, as part of or in connection with such product, process, service, technology, or other work, and to practice any method related thereto.

b)      Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and agree to assign and hereby do irrevocably assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks, or trade secrets, whether or not patentable or registrable under patent, copyright, or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, that either relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the employer, or result from any work performed by me for the Company (collectively referred to as “Inventions”). I further acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.

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c)      Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights," “artist’s rights," “droit moral," or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, I hereby waive and agree not to enforce any and all Moral Rights, including, without limitation, any right to identification of authorship or limitation on subsequent modification that I may have in the assigned Inventions.

d)      Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. The records are and will be available to and remain the sole property of the Company at all times.

e)      Further Assurances. I agree to assist the Company, or its designee, in a lawful manner and at the Company’s expense, to secure the Company’s rights in the Inventions and any rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to such Inventions and any rights relating thereto, and testifying in a suit or other proceeding relating to such Inventions and any rights relating thereto. I further agree that my obligations under this Section 3(e) shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature with respect to any Inventions, including, without limitation, to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering such Inventions, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead, to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions with the same legal force and effect as if executed by me.

4)       Conflicting Employment.

a)      Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.

b)      Prior Relationships. Without limiting Section 4(a), I represent that I have no other agreements, relationships, or commitments to any other person or entity that conflict with my obligations to the Company under this Agreement or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices, and documents), I have returned all property and confidential information belonging to all prior employers. Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement to which I am a party or obligation to which I am bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

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5)                 Returning Company Documents. Upon separation from employment with the Company or on demand by the Company during my employment, I will immediately deliver to the Company, and will not keep in my possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, as well as all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, photographs, charts, any other documents and property, and reproductions of any and all of the aforementioned items that were developed by me pursuant to my employment with the Company, obtained by me in connection with my employment with the Company, or otherwise belonging to the Company, its successors, or assigns, including, without limitation, those records maintained pursuant to Section 3(d). I also consent to an exit interview to confirm my compliance with this Section 5.

6)                   Non-Competition. I acknowledge that the Company is a leader in the highly competitive business of Position Navigation and Timing (PNT) and 3D geolocation (“Company Business”), the Company has invested substantially in research and development related to the Company’s Business, developed customer relationships throughout the United States, created extensive good will and gained a competitive advantage through its proprietary platforms and technologies. I acknowledge that my position with the Company involves access to Confidential Information belonging to the Company as well as direct responsibility for the strategic advancement of the Company within the Company’s Business. I further acknowledge that the Company has a legitimate business interest in protecting its Confidential Information and its competitive advantage within the Company’s Business. I therefore agree that, while an employee of the Company, and for a period of one year following the termination of my employment for any reason (the “Restricted Period”), I will not, directly or indirectly, without the prior written consent of the Company, engage in any of the same or substantially similar activities, duties, or responsibilities in the Company’s Business or relating to the Company’s Business that I had responsibility for or knowledge of while an employee of the Company, for any other person or entity that competes with the Company’s Business. I further agree that I will not assist any other person or entity in competing with the Company or in preparing to engage in competition with the Company. For purposes of this paragraph, “compete” or “competition” means offering the same or substantially similar products or services as those offered by the Company in commercial and/or government sectors within the United States. The provisions of this paragraph shall apply during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while I am employed by the Company. Nothing in this paragraph shall prohibit me from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that I am not a controlling person of, or a member of a group that controls, such corporation.

7)                   Non-Solicitation of Business Partners. During my employment, and for a period of one (1) year following the termination of my employment for any reason, I will not solicit, either on my own behalf or on behalf of any other person or entity, any person or entity with which the Company or its affiliates has a material business or contractual relationship, including but not limited to customers, vendors, or business partners of the Company for the purpose of competing with the Company.

8)                   Non-Solicitation of Employees. I agree that during my employment and for a period of one (1) year following the termination of my employment for any reason, I will not, either on my own behalf or on behalf of any other entity or person, induce, solicit, recruit or encourage any employee to leave the employ of the Company or cease providing services to the Company, which means that I will not: (i) disclose to any third party for purposes of employment the names, compensation, contacts, backgrounds or qualifications of any employees or otherwise identify them as potential candidates for employment or to provide services; or (ii) personally or through any other person (excluding advertisements or generalized recruiting not targeted at Company employees) approach, recruit, interview or otherwise solicit employees of the Company to work for me or any other person or employer or to terminate their employment with the Company or violate any agreement with or duty to the Company.

9)                   Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.

10)                Conflict of Interest Guidelines. I agree to diligently adhere to all policies of the Company, including the Company’s insider’s trading policies and the Company’s Conflict of Interest Guidelines. A copy of the Company’s current Conflict of Interest Guidelines is attached as Exhibit B hereto, but I understand that these Conflict of Interest Guidelines may be revised from time to time during my employment.

11)                Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

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12)                Audit. I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, email, handheld device, telephone, or documents that are used to conduct the business of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company’s devices in compliance with the Company’s software licensing policies, to ensure compliance with the Company’s policies, and for any other business-related purposes in the Company’s sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company’s technology systems, including, without limitation, open source or free software not authorized by the Company, and that I shall refrain from copying unlicensed software onto the Company’s technology systems or using non- licensed software or websites. I understand that it is my responsibility to comply with the Company’s policies governing use of the Company’s documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment.

13)                Protected Activity. I understand that nothing in this Agreement shall in any way limit or prohibit me from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” means filing a charge or complaint with, reporting possible violations of law to, otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency, self-regulatory organization, or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), or taking other actions protected under federal or state whistleblower law (including receiving a whistleblower award). I understand that in connection with such Protected Activity, I am permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, I agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than the Government Agencies. I further understand that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. In addition, I hereby acknowledge that the Company has provided me with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets, as set forth in Section 2(d) of this Agreement.

14)   General Provisions.

a)      Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the Commonwalth of Virginia without giving effect to any choice-of-law rules or principles that may result in the application of the laws of any jurisdiction other than Virginia. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Virgina for any lawsuit filed against me by the Company.

b)      Entire Agreement. This Agreement, together with the Exhibits herein and any executed written offer letter between me and the Company, to the extent such materials are not in conflict with this Agreement, sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions or representations between us, including, but not limited to, any representations made during my interview(s) or relocation negotiations, whether written or oral. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the President or CEO of the Company and me. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement.

c)      Remedies. I acknowledge and agree that I am providing special, unique, unusual, extraordinary, and intellectual services, which gives this Agreement a peculiar value to the Company, including substantial goodwill associated with the services I am providing under this Agreement (“Unique Services”), and that the loss of the Unique Services, whether to a competitor or otherwise, cannot be reasonably or adequately compensated for by damages in an action at law . I further acknowledge and agree that a breach or threatened breach by me of this Agreement may cause irreparable injury to the Company. Notwithstanding any arbitration agreement between myself and the Company, I therefore agree that, in addition to any other right or remedy the Company may have, the Company shall be entitled to seek specific performance and/or to seek a temporary restraining order and to seek a preliminary and permanent injunction enjoining or restraining the breach or threatened breach of this Agreement, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security. The availability of specific performance or injunctive relief for the material breach or threatened material breach by me of this Agreement shall in no way limit or otherwise affect the availability of other remedies to the Company, including monetary damages, for injuries sustained that specific performance or an injunction will not remedy.

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d)      Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

e)      Modification of Covenants. It is the express intention of the parties that, if any court or other tribunal of competent jurisdiction construes any provision or clause of the covenants in this Agreement, or any portion thereof, to be illegal, invalid, unreasonable, or otherwise unenforceable against me because of the duration of such provision, the scope of the subject matter, or the geographic area covered thereby, such court or tribunal shall reduce the duration, scope, or area of such provision, and, in its reduced form, such provision shall then be enforceable and be enforced. Moreover, notwithstanding the fact that any provision or clause is determined not to be enforceable in equity, the Company will nevertheless be entitled to recover monetary damages as a result of my breach of such provision.

f)       Successors and Assigns. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, sale of assets or stock, or otherwise.

g)      Waiver. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

h)      Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.

i)       Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.

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Date:	2/27/2025

Signature:	/s/ James Black

Name of Employee (typed or printed):	James Black

NextNav LLC.
Date:	2/27/2025

Signature:	/s/ Susan Insley

Name (typed or printed):	Susan Insley

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EXHIBIT A TO NEXTNAV INC. AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, AND INVENTION ASSIGNMENT AGREEMENT

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

EXHIBIT B TO NEXTNAV INC. AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION, AND INVENTION ASSIGNMENT AGREEMENT

NEXTNAV LLC CONFLICT OF INTERESTS GUIDELINES

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